UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
August 5, 2026 (July 30, 2026)
Date of Report (Date of earliest event reported)

CRITEO S.A.
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-36153	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Place de la Gare,	L-1616	Luxembourg	L-1616
Grand Duchy of Luxembourg
(Address of principal executive offices)			(Zip Code)
+352 27866850
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value €0.025 per share	CRTO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 2.02	Results of Operations and Financial Condition
On August 5, 2026, Criteo S.A. (the “Company” or "Criteo") issued a press release and will hold a conference call regarding its financial results for the quarter ended June 30, 2026. A copy of the press release is furnished as Exhibit 99.1 to this report.
The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as expressly set forth by specific reference in such a filing.
The Company is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures is contained in the attached Exhibit 99.1 press release.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 5, 2026, the Company announced that its Board of Directors (the “Board”) has approved the appointment of Connor McGogney as the Company’s Chief Financial Officer, to succeed Sarah Glickman, the Company’s present Chief Financial Officer, effective as of August 10, 2026 (the “Succession Date”).
Pursuant to the authorization of the Board, Ms. Glickman will cease serving in her role as the Company’s Chief Financial Officer effective as of the Succession Date. At the Company’s request, Ms. Glickman has agreed to serve as a senior advisor to the Company from the Succession Date until the cessation of her employment on September 30, 2026, to facilitate a smooth transition of the role. Ms. Glickman is expected to execute a separation and release agreement consistent with the terms of her employment agreement.
Appointment of Connor McGogney as Chief Financial Officer
Mr. McGogney currently serves as Chief Strategy Officer at Criteo, where he leads strategic planning, corporate development and partnerships. Effective August 10, 2026, in addition to assuming the role of Chief Financial Officer, he will continue to oversee these current functions. Since joining Criteo in 2018, he has held a series of senior leadership roles across finance, strategy and corporate development, playing a central role in the Company’s financial planning, capital allocation and long-term strategic priorities. Prior to joining Criteo, Mr. McGogney was Vice President, Global M&A and Corporate Development at Nielsen. Before that, he was Vice President, Investment Banking at Credit Suisse, where he worked on a range of M&A and financing transactions for Media and Technology companies. Mr. McGogney received a B.S. in Information Sciences and Technology from the Pennsylvania State University and an M.B.A. with a focus on Corporate Finance from New York University.
In connection with his appointment as Chief Financial Officer as of the Succession Date, Mr. McGogney entered into an amended and restated employment agreement with Criteo Corp., the Company’s wholly owned subsidiary (the “Employment Agreement”). Pursuant to the Employment Agreement, effective upon the Succession Date, Mr. McGogney will receive an annual base salary of $515,000 and will be eligible for an annual bonus in accordance with the Criteo Executive Bonus Plan, with a target annual bonus equal to 75% of his annual salary rate. Mr. McGogney will also be eligible for the fringe and employee benefits generally made available by the Company to its other executives.
Also pursuant to the Employment Agreement, Mr. McGogney is eligible to receive equity grants of, or related to, the ordinary shares or common stock of the Company, as the case may be, subject to the terms and conditions of the applicable Company equity plan (the “Company Equity Plan”) and equity award agreement. Subject to the discretion of the Board, Mr. McGogney will receive a grant of a number of restricted stock units (“RSUs”) in connection with his appointment with a value equal to $458,333 on the date of grant. Such appointment grant will vest with respect to 25% of the RSUs on the first anniversary of the grant date, with quarterly vesting over the succeeding 36 months, and shall otherwise be subject to the terms and conditions of the Company Equity Plan.

Under the Employment Agreement, if Mr. McGogney’s employment is terminated by Criteo Corp. other than for Cause and other than due to his death or disability, or by Mr. McGogney for Good Reason (as such terms are defined in the Employment Agreement, each, an “Involuntary Termination”), Mr. McGogney will be entitled to receive (i) a lump sum payment equal to the sum of (A) 12 months of his annual base salary at the rate then in effect, (B) an amount equal to one times his target annual bonus opportunity (calculated as if the executive’s employment had not terminated and assuming 100% achievement of performance goals), and (C) all earned but unpaid bonus amounts in respect of completed performance periods prior to the termination date, (ii) payment by Criteo Corp. of the COBRA premiums for the executive and his eligible dependents under the Company’s group health plan for up to 12 months following the termination date, and (iii) continued vesting of all outstanding unvested RSUs and performance stock units (“PSUs”) as if the executive remained employed for six months following such termination (with the PSUs vesting based on actual performance at the end of the applicable performance year, as determined by the Board). If Mr. McGogney’s employment is terminated due to an Involuntary Termination within one year following a Change in Control (as defined in the Employment Agreement), Mr. McGogney will be entitled to receive, in addition to the severance benefits described in clauses (i) and (ii) above, immediate vesting of all outstanding unvested RSUs and PSUs (with PSUs vesting based on achievement of the target level of performance). The foregoing severance payments and benefits are contingent upon Mr. McGogney’s execution and non-revocation of a release of claims, as well as his continued compliance with his obligations under a restrictive covenants agreement with Criteo Corp.
There is no arrangement or understanding between Mr. McGogney and any other persons or entities pursuant to which he was appointed as Chief Financial Officer and Mr. McGogney does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.03	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year
On July 30, 2026, a duly authorized representative of the Board appeared before a notary in Luxembourg to amend the Company’s articles of association (the “Articles”) to reflect a share capital reduction of the Company to EUR 1,230,722.375, represented by 49,228,895 ordinary shares of the Company each having a nominal value of EUR 0.025 (“Shares”), resulting from the cancellation of 4,500,000 Shares that were previously held in the Company’s treasury, effective as of July 30, 2026. The foregoing description is qualified by the full text of the Articles, as so amended, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure
On August 5, 2026, the Company issued a press release announcing Mr. McGogney’s appointment to the position of Chief Financial Officer of the Company, and Ms. Glickman’s ceasing to serve in that role, in each case to be effective as of August 10, 2026. A copy of such press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.
The information furnished in this Item 7.01, including in Exhibit 99.2, shall not be deemed “filed” for purposes of the Exchange Act, nor shall such information be deemed automatically incorporated by reference into any filing under the Securities Act.
Forward-Looking Statements
This report contains “forward-looking” statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, that are based on beliefs of management of the Company and assumptions and on information currently available to the Company’s management. These forward-looking statements include, but are not limited to, statements regarding the succession of the Company’s Chief Financial Officer on the Succession Date. Forward-looking statements represent the Company’s management’s beliefs and assumptions only as of the date of this report, and nothing in this report should be regarded as a representation by any person that these beliefs or assumptions will take place or occur. You should read the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended, and subsequent Quarterly Reports on Form 10-Q, including the Risk Factors set forth therein and the exhibits thereto, as well as future filings and reports by the Company and its subsidiaries, completely and with the understanding that the Company’s actual future results may be materially different from what the Company expects. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Amended Articles of Association of Criteo S.A.
10.1	Amended and Restated Employment Agreement, between Criteo Corp. and Connor McGogney, effective as of August 10, 2026
99.1	Earnings Press Release dated August 5, 2026
99.2	Press Release dated August 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Criteo S.A.

Date: August 5, 2026	By:	/s/ Richard van 't Hof
	Name:	Richard van 't Hof
	Title:	Daily Manager and Authorized Signatory